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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                   ----------

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 15, 2002

                                  Provant, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       000-23989                04-3395167
         ---------                      ----------               ----------
State or other jurisdiction          Commission File            IRS Employer
      of incorporation                   Number               Identification No.

                        67 Battermarch Street, Suite 500
                                Boston, MA 02110
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                    (Address of principal executive offices)

                                 (617) 261-1600
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                         (Registrant's telephone number,
                              including area code)

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Item 5.  Other Events

     On December 15, 2002, Provant, Inc. announced that it has entered into an agreement calling for the sale for $30 million to Drake Beam Morin-Japan (DBM-J), a leading Japanese human resource services provider, of Provant's Performance Solutions, Technology and Development, Vertical Markets and Project Management groups and Learning and Strategic Alliances businesses. Provant will retain its Government and Leadership Consulting groups.

     The purchase price will consist of $23.5 million cash, subject to a working capital adjustment, and the assumption by DBM-J of substantially all of Provant's non-bank indebtedness. No taxes will be payable by Provant as a result of the transaction. Provant intends to use the cash proceeds less expenses to reduce bank debt. The transaction is subject to necessary bank and third-party consents and other customary closing conditions. The parties anticipate a closing at year-end. DBM-J is a publicly held company in Japan and an independent licensee of DBM, Inc., a subsidiary of Thomson Inc. DBM, Inc.
is not involved in this transaction.

     The principal businesses to be sold are J. Howard and Associates, BT.Novations, Project Management, Strategic Interactive, Executive Education Institute, MOHR Learning, KC-EP, Provant Media and Decker Communications. In fiscal 2002 those businesses had aggregate revenues of slightly less than half of Provant's revenues for that year. After the sale, Provant's businesses will be its Government and Leadership Consulting Groups, consisting principally of Star Mountain and Senn-Delaney Leadership.

The foregoing announcement includes statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please be cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of any number of factors, including risks related to Provant's ability to generate sufficient cash flow from operations, its ability to satisfy the requirements of its lenders and junior creditors, its ability to conclude meaningful strategic alternatives, government contracting risks, its dependence on key personnel, its ability to implement appropriate cost-cutting efforts without materially and adversely affecting its operations and prospects, general economic conditions and fluctuations in quarterly results. These factors and others are more fully discussed in Provant's SEC filings.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PROVANT, INC.


                                  By: /s/ Janet M. Hoey
                                     -----------------------------------------
                                     Janet M. Hoey
                                     Vice President and Chief Financial Officer

Date: December 17, 2002


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